UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 10, 2018 (December 9, 2018)

Travelport Worldwide Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-36640	98-0505105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Axis One, Axis Park Langley, Berkshire, SL3 8AG, United Kingdom
(Address of principal executive office)

Registrant’s telephone number, including area code +44-1753-288-000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On December 9, 2018, Travelport Worldwide Limited, a Bermuda exempted company (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Toro Private Holdings III, Ltd., a private limited company organized under the laws of England and Wales (“Parent”), and, following the execution of a joinder, Toro Private Holdings IV, Ltd., a Bermuda exempted company and a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving Company of the Merger and a wholly owned subsidiary of Parent. Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

The members of the Company’s Board of Directors (the “Board”) unanimously, among other things, (1) determined that the Per Share Price (as defined below) constitutes fair value for each Company Common Share (as defined below), (2) determined that the terms of the Merger Agreement, the Bermuda Merger Agreement, the Voting Agreement and the Limited Guarantees are in the best interests of the Company and its shareholders, (3) approved and declared advisable the Merger, the Merger Agreement, the Bermuda Merger Agreement, the Voting Agreement, the Limited Guarantees and the other Transactions and (4) resolved to recommend approval of the Merger Agreement, the Bermuda Merger Agreement and the Merger to the Company’s Shareholders. Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

As a result of the Merger, each common share of the Company, par value $0.0025 per share (a “Company Common Share”), outstanding as of immediately prior to the issuance of the Certificate of Merger by the Registrar of the Companies in Bermuda (such time, the “Effective Time”) (other than Company Common Shares (1) held by the Company as a treasury share, (2) owned by Parent or Merger Sub, (3) owned by any direct or indirect wholly owned Subsidiary of the Company, Parent or Merger Sub and (4) Dissenting Company Shares) will automatically be canceled, extinguished and converted into the right to receive cash in an amount equal to $15.75, without interest thereon (the “Per Share Price”). At the Effective Time, each Dissenting Company Share will automatically be canceled and, unless otherwise expressly required by applicable law, be converted into the right to receive the fair value of a Dissenting Company Share as appraised by the Supreme Court of Bermuda.

Parent has obtained equity financing commitments from affiliates of Elliott Management Corporation (“Elliott”) and Siris Capital Group, LLC (“Siris”) for the purpose of funding up to a portion of the aggregate purchase price at the Effective Time, subject to certain terms and conditions.

The Merger Agreement provides that, at the Effective Time, each Company RSU, whether vested or unvested, will be cancelled and converted into and will become a right to receive an amount in cash, without interest, equal to (1) the amount of the Per Share Price multiplied by (2) the total number of Company Common Shares subject to such Company RSU. Each Company PSU, whether vested or unvested, will be cancelled and converted into and will become a right to receive an amount in cash, without interest, equal to (1) the amount of the Per Share Price multiplied by (2) the total number of Company Common Shares subject to such Company PSU (Company PSUs with performance-based vesting in which the performance is still outstanding as of the Effective Time will be deemed to be the number of shares eligible to vest based on the greater of (a) target performance and (b) actual performance as determined immediately prior to the Effective Time). Each outstanding Company Option, whether vested or unvested, will be cancelled and converted into and will become a right to receive an amount in cash, without interest, equal to (1) the amount of the Per Share Price (less the exercise price per share attributable to such Company Option) multiplied by (2) the total number of Company Common Shares issuable upon exercise in full of such Company Option.

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The Merger Agreement also provides for a customary “go-shop” period beginning on the date of the Merger Agreement and continuing until 12:01 a.m. (New York time) on January 24, 2019 (such date, the “No-Shop Period Start Date”), giving the Company the right to actively solicit alternative acquisition proposals from third parties and to provide information to, and participate in discussions and engage in negotiations with, third parties regarding any alternative acquisition proposals. However, beginning January 24, 2019 and until the receipt of the Requisite Shareholder Approval (as defined below), the Company will be subject to customary “no-shop” restrictions on its ability to engage in such actions, subject to a customary “fiduciary out” provision that allows the Company, under certain specified circumstances, to provide information to, and participate in discussions and engage in negotiations with, third parties with respect to an alternative acquisition proposal if the Company’s Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that such alternative acquisition proposal either (1) constitutes a Superior Proposal or (2) is reasonably likely to lead to a Superior Proposal, and the failure to take such actions would likely cause the Company’s Board to violate its fiduciary duties pursuant to applicable law.

The consummation of the Merger is subject to certain customary conditions, including, but not limited to, the: (1) vote in favor of the approval of the Merger Agreement, the Bermuda Merger Agreement and the Merger by a majority of the votes cast by holders of the Company Common Shares at a Company Shareholder Meeting at which more than 50% of the total issued voting shares of the Company are represented in person or by proxy (the “Requisite Shareholder Approval”); (2) expiration or termination of any waiting periods, or the receipt of consents, applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other specified antitrust laws; (3) absence of any law or order prohibiting, making illegal or enjoining the Merger; (4) accuracy of representations and warranties, subject to specified materiality thresholds; (5) compliance with covenants and agreements in the Merger Agreement in all material aspects; and (6) the absence of a material adverse effect on the Company.

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to (1) conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the Effective Time, (2) not to engage in certain types of actions or omissions during this period unless agreed to in writing by Parent, (3) convene and hold a meeting of its shareholders for the purpose of obtaining the Requisite Shareholder Approval and (4) use reasonable best efforts to obtain certain regulatory approvals.

The Merger Agreement contains certain termination rights, including the right of the Company to terminate the Merger Agreement to accept a Superior Proposal, subject to specified conditions and limitations, and provides that, upon termination of the Merger Agreement by the Company or Parent upon specified conditions, the Company will be required to pay Parent a termination fee of (i) $31,100,000 if the Merger Agreement is terminated prior to the No-Shop Period Start Date or (ii) $62,300,000 if the Merger Agreement is terminated after the No-Shop Period Start Date. Upon termination of the Merger Agreement by the Company or Parent under specified conditions, Parent will be required to pay the Company a termination fee of $124,600,000. In addition, subject to certain exceptions and limitations, either party may terminate the Merger Agreement if the Merger is not consummated by June 9, 2019 (the “End Date”).

Concurrently with the execution of the Merger Agreement, affiliates of Siris and Elliott (collectively, the “Guarantors”) have each entered into a limited guarantee (collectively, the “Guarantees”), pursuant to which the Guarantors have agreed to guarantee Parent’s obligation to pay any termination fee or damages awards and to reimburse the Company with respect to certain expenses in connection with the Merger.

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The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference in its entirety. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in the confidential Company Disclosure Letter provided by the Company to Parent in connection with the signing of the Merger Agreement. This confidential Company Disclosure Letter contains information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purposes of allocating risk between the Company and Parent rather than establishing matters as facts. In addition, investors are not third party beneficiaries under the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterizations of the actual state of facts about the Company.

Voting Agreement

In connection with entering into the Merger Agreement, affiliates of Elliott holding Company Common Shares representing approximately 5% of the Company’s total issued and outstanding Company Common Shares as of December 6, 2018 entered into a voting agreement (the “Voting Agreement”) pursuant to which such parties have committed to vote their Company Common Shares in favor of, and take certain other actions in furtherance of, the transactions contemplated by the Merger Agreement, including the Merger. The Voting Agreement will terminate upon the earliest to occur of (1) the Effective Time or (2) the termination of the Merger Agreement in accordance with its terms.

The foregoing description of the Voting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Voting Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On December 10, 2018, the Company, issued a press release announcing the entry into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of December 9, 2018, by and among Travelport Worldwide Limited, Toro Private Holdings III, Ltd. and, following the execution of a joinder, Toro Private Holdings IV, Ltd.
10.1	Voting Agreement, dated as of December 9, 2018, by and among Travelport Worldwide Limited and each person identified on Exhibit A thereto.
99.1	Press release, dated as of December 10, 2018.

*	Schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished to the Securities and Exchange Commission upon request.

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Important Information For Investors And Shareholders

Important Information and Where to Find it

The proposed acquisition of the Company by affiliates of Siris and affiliates of Evergreen Coast Capital Corp, an affiliate of Elliott (“Evergreen”), will be submitted to the shareholders of the Company for their consideration. In connection with the proposed transaction, the Company will file with the Securities and Exchange Commission (“SEC”) a proxy statement with respect to a special meeting of the Company’s shareholders to approve the proposed transaction. The definitive proxy statement will be mailed to the Company’s shareholders. the Company also plans to file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SIRIS, EVERGREEN AND THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain free copies of the proxy statement and other documents containing important information about the Company, Siris and Evergreen, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at ir.travelport.com or by contacting the Company’s Investor Relations Department at +44 (0)1753 288 686.

Certain Information Regarding Participants

The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 20, 2018, and in its proxy statement for its 2018 annual meeting of shareholders, which was filed with the SEC on April 25, 2018. To the extent holdings of the Company securities have changed since the amounts printed in the proxy statement for the 2018 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This communication does not constitute a solicitation of proxy, an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” that are not limited to historical facts, but reflect the Company’s current beliefs, expectations or intentions regarding future events. In some cases, you can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “potential,” “should,” “will”, and “would” or other similar words. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to the costs and other anticipated financial impacts of the proposed transaction; future financial and operating results of the Company; the Company’s plans, objectives, expectations and intentions with respect to future operations and services; approval of the proposed transaction by shareholders; the satisfaction of the closing conditions to the proposed transaction; and the timing of the completion of the proposed transaction.

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All forward-looking statements involve significant risks and uncertainties that could cause future results to differ from those expressed by the forward-looking statements, many of which are generally outside the control of the Company and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, (i) the possibility that the proposed transaction is delayed or does not close, including due to the failure to receive required shareholder or regulatory approvals, the taking of governmental action to block the proposed transaction, the inability to obtain required financing, or the failure of other closing conditions, and (ii) the possibility that expected financial results will not be realized, or will not be realized within the expected time period, because of, among other things, factors affecting the level of travel activity, particularly air travel volume, including security concerns, pandemics, general economic conditions, natural disasters and other disruptions; general economic and business conditions in the markets in which the Company operates, including fluctuations in currencies, particularly in the U.S. dollar, and the economic conditions in the Eurozone; pricing, regulatory and other trends in the travel industry; the Company’s ability to obtain travel provider inventory from travel providers, such as airlines, hotels, car rental companies, cruise lines and other travel providers; the Company’s ability to develop and deliver products and services that are valuable to travel agencies and travel providers and generate new revenue streams; maintenance and protection of the Company’s information technology and intellectual property; the impact on travel provider capacity and inventory resulting from consolidation of the airline industry; the impact the Company’s outstanding indebtedness may have on the way the Company operates its business; the Company’s ability to achieve expected cost savings from the Company’s efforts to improve operational and technology efficiency, including through the Company’s consolidation of multiple technology vendors and locations and the centralization of activities; the Company’s ability to maintain existing relationships with travel agencies and to enter into new relationships on acceptable financial and other terms; and the Company’s ability to grow adjacencies, such as payment and mobile solutions; and the impact on business conditions worldwide as a result of political decisions, including the United Kingdom’s decision to leave the European Union.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. The factors listed in the section captioned “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 20, 2018, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 3, 2018, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the SEC on August 2, 2018, and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, filed with the SEC on November 1, 2018, provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described in the forward-looking statements. You should be aware that the occurrence of the events described in these risk factors and elsewhere could have an adverse effect on the Company’s business, results of operations, financial position and cash flows.

Forward-looking statements speak only as of the date the statements are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect thereto or with respect to other forward-looking statements. For any forward-looking statements contained in any document, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT WORLDWIDE LIMITED

Date: December 10, 2018	By:	/s/ Rochelle J. Boas
	Name:	Rochelle J. Boas
	Title:	Senior Vice President and Corporate Secretary

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